Exhibit 99.1

         Corrected: deltathree Reports Fourth Quarter and Year End 2003
                               Financial Results

             Fourth Quarter 2003 Revenues Increase 17% Sequentially
                   to $3.9 Million, Exceeding Company Guidance

New York, NY - March 4, 2004 - deltathree, Inc. (NasdaqSC: DDDC), a leading provider of SIP-based hosted communications solutions for service providers and consumers worldwide, today announced financial results for the fourth quarter and year ended December 31, 2003.

                  Fourth Quarter and Full Year 2003 Highlights

o Fourth quarter 2003 revenues increased 17% sequentially to $3.9 million.

o Full year 2003 net loss was reduced 31% versus full year 2002 to ($0.29) per share.

o Fourth quarter 2003 EBITDA loss was reduced to $470,000 or ($0.02) per share.

o Full year 2003 gross margins rose to 36% of revenue versus 31% in full year 2002.

o        Fourth quarter 2003 cash usage was reduced to $371,000.

o        Year end 2003 cash and cash equivalents totaled $18.1 million.

Total revenues for the fourth quarter of 2003 were $3.9 million, an increase of $565,000 or 17% compared to revenues of $3.3 million reported for the sequential third quarter ended September 30, 2003. In the year-over-year comparison, fourth quarter revenues increased $661,000 or 21% from the $3.2 million reported for the fourth quarter of 2002. For the full year 2003 period, deltathree reported total revenues of $13.2 million compared to $12.9 million in the full year 2002 period.

deltathree's net loss for the fourth quarter of 2003 was $1.6 million or ($0.06) per share compared to a net loss of $2.5 million or ($0.09) per share in the fourth quarter of 2002, a 37% improvement. For fiscal year 2003, deltathree reported a net loss of $8.3 million or ($0.29) per share compared to a net loss of $12.1 million or ($0.42) per share for full year 2002 period, a 31% improvement.

Gross margins for the fourth quarter of 2003 were 34%, compared with gross margins of 40% in the sequential third quarter of 2003 and 38% in the fourth quarter of 2002. Full year 2003 gross margins were 36% compared to 31% for the full year 2002.

EBITDA (earnings before interest, taxes, depreciation and amortization) loss for the fourth quarter of 2003 was $470,000 or ($0.02) per share, compared to a loss of $869,000 or ($0.03) per share in the fourth quarter of 2002, a 46% improvement. deltathree's full year 2003 EBITDA loss (excluding the effects of non-cash employee compensation costs) was $2.9 million or ($0.10) per share compared to an EBITDA loss of $5.5 million or ($0.19) per share for full year 2002, a 47% improvement.

EBITDA is presented because it is a widely accepted performance indicator, although it should be noted that it is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" immediately following the Condensed Consolidated Statements of Operations included in this press release. All EBITDA figures are exclusive of non-cash employee compensation charges.

deltathree's cash usage in the fourth quarter of 2003 was a better than forecasted $371,000, down from approximately $578,000 in the sequential third quarter of 2003. deltathree had forecasted fourth quarter 2003 cash usage in the range of $500,000 to $750,000.

As of December 31, 2003 deltathree held approximately $18.1 million in cash and short-term investments, and had no outstanding debt.

deltathree Operational Review

Shimmy Zimels, deltathree's CEO, stated, "The fourth quarter of 2003 marked the second consecutive quarter of double digit revenue growth, firmly reasserting our success in expanding the market for deltathree's comprehensive suite of VoIP telecommunication services. In 2003, we saw an acceleration of consumers shifting to broadband access points and enterprises shifting to VoIP based technologies. These fundamental changes in the telecommunications sector continue to expand the end markets for deltathree's robust platform of broadband, and narrowband VoIP solutions. In light of the rising visibility and market penetration of VoIP technology we are more focused than ever on delivering low cost, high quality IP based telecommunications services to global customers through our service provider partners, resellers and directly through our iConnectHere brand."

Paul White, deltathree's CFO, stated, "The double digit improvements achieved in deltathree's top and bottom lines during the fourth quarter of 2003 highlight the significant progress we made throughout the year in terms of improving the effectiveness of our revenue generating activities and our operating efficiencies while returning to a consistent growth trajectory. Though gross margins posted a modest decline in the fourth quarter, they remained within our target range, and reflected the implementation of focused customer acquisition and promotional activities aimed at expanding delathree's presence in key market segments and territories. Building on deltathree's success in reducing the quarterly cash utilization rate, the Company remains focused on achieving positive cash flow and EBITDA breakeven on a quarterly basis."

deltathree Financial Guidance

For the first quarter of 2004, deltathree forecasts a quarterly net loss within the range of ($0.03) per share to ($0.06) per share. Quarterly cash usage for the first quarter of 2004 is forecasted to be in the range of $500,000 to $750,000. Based on initial business activities to date in the first quarter of 2004, deltathree currently anticipates that first quarter 2004 revenues will increase by 10% to 15% compared to the fourth quarter of 2003.

Conference Call Details

The deltathree fourth quarter and year end 2003 earnings conference call will be webcast live at 10:00 a.m. ET [7:00 a.m. PT] today, March 4, 2004. Investors are invited to listen to the live call by dialing 800-450-0785 in the United States or by dialing 612-332-0923 when calling internationally. Investors worldwide can also listen to the call live via deltathree's website, http://corp.deltathree.com. Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. A replay of the call will also be available through the deltathree corporate web site. Those that cannot listen via the webcast are invited to listen to the telephone replay of the presentation by dialing 1-800-475-6701 in the United States or 320-365-3844 internationally and entering reservation number 719807 beginning at 1:00 p.m. ET [10:00 a.m. PT].

About deltathree

Founded in 1996, deltathree is a leading provider of hosted, SIP-based VoIP products and services. deltathree provides private-label products, including PC-to-Phone, Phone-to-Phone, and Broadband Phone, as well as back-office services such as billing, operations management, marketing support, and network management, to service providers worldwide. deltathree's consumer division, iConnectHere, provides award-winning VoIP products directly to consumers. Our high quality Internet telephony solutions are viable and cost-effective alternatives to traditional telephone services. For more information about deltathree, visit our web site at http://corp.deltathree.com.

EBITDA Financial Disclosure

Investors are cautioned that the EBITDA, or earnings before interest, taxes, depreciation and amortization, information contained in this press release is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of the Company's operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the Company's operations. deltathree cautions investors that non-GAAP financial information such as EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree's results with the results from other reporting periods and with the results of other companies.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements.

Among the factors that could cause actual results to differ are the inherent uncertainty of financial estimates and projections, the competitive environment for Internet telephony, deltathree's limited operating history, changes of rates of all related telecommunications services, the level and rate of customer acceptance of new products and services, legislation that may affect the

Internet telephony industry, rapid technological changes, and other risk factors contained in deltathree's periodic reports on Form 10-K and Forms 10-Q on file with the SEC and available through http://www.sec.gov


deltathree Contact:                            Investor Relations Contact:
Paul White                                     Erik Knettel
Chief Financial Officer                        The Global Consulting Group (GCG)
(212) 500-4850                                 (646) 284-9415
paulw@deltathree.com                           eknettel@hfgcg.com

                                 (Tables follow)

                                              DELTATHREE, INC.
                                    CONDENSED CONSOLIDATED BALANCE SHEET

                                                             As of December 31,          As of December 31,
                                                                    2003                        2002
                                                            ----------------------      ----------------------
                                                                            US$ in thousands
         ASSETS
Current assets:
 Cash and cash equivalents                                                 $1,682                      $5,681
 Short-term investments                                                    16,442                      15,552
 Accounts receivable, net                                                     363                         652
 Prepaid expenses and other current assets                                    684                         760
Inventory
                                                                               60                           -
                                                            ----------------------      ----------------------
    Total current assets                                                   19,231                      22,645
                                                            ----------------------      ----------------------
Property and equipment:
 Telecommunications equipment                                              14,548                      14,344
 Furniture, fixtures and other                                                534                         570
 Leasehold improvements                                                     4,615                       4,615
 Computers hardware & software                                              7,091                       6,891
                                                            ----------------------      ----------------------
                                                                           26,788                      26,420
 Less - accumulated depreciation                                         (22,481)                    (16,968)
                                                            ----------------------      ----------------------
      Property and equipment, net                                           4,307                       9,452
                                                            ----------------------      ----------------------
Deposits                                                                      105                         100
                                                            ----------------------      ----------------------
     Total assets                                                         $23,643                     $32,197
                                                            ======================      ======================

     LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Accounts payable                                                          $2,139                      $2,306
 Deferred revenues                                                            172                         334
 Other current liabilities                                                  2,100                       2,330
                                                            ----------------------      ----------------------
    Total current liabilities                                               4,411                       4,970
                                                            ----------------------      ----------------------
Long-term liabilities:
 Severance pay obligations                                                     91                         113
                                                            ----------------------      ----------------------
    Total liabilities                                                       4,502                       5,083
                                                            ----------------------      ----------------------

Stockholders' equity:
 Class A common stock,  $0.001 par value                                       29                          29
 Additional paid-in capital                                               167,168                     166,801
 Accumulated deficit                                                    (147,846)                   (139,506)
                                                            ----------------------      ----------------------
                                                                           19,351                      27,324
   Treasury stock at cost : 257,600 shares as of
December 31, 2002 and December 31, 2003                                      (210)                       (210)
                                                            ----------------------      ----------------------
    Total stockholder's equity                                             19,141                      27,114
                                                            ----------------------      ----------------------
    Total liabilities and stockholder's equity                            $23,643                     $32,197
                                                            ======================      ======================

                                                       DELTATHREE, INC.
                                        CONDENSED CONSOLIDATED STATEMENTS OF OPERATION

                                                                     Three months ended                    Year ended
                                                                        December 31,                      December 31,
                                                                ------------------------------    -----------------------------
                                                                    2003             2002            2003             2002
                                                                    ----             ----            ----             ----
Revenues                                                               3,885            3,224          13,162           12,929
                                                                -------------    -------------    ------------    -------------

Costs and operating expenses:
  Cost of revenues                                                     2,566            2,005           8,393            8,934
  Research and development expenses                                      546              790           2,326            3,435
  Selling and marketing expenses                                         783              883           3,325            3,910
  General and administrative expenses (exclusive of
     non-cash compensation expense shown below)                          460              415           2,062            2,158
  Non-cash compensation expense                                            -                -               -              270
  Depreciation and amortization                                        1,140            1,653           5,584            6,606
                                                                -------------    -------------    ------------    -------------

Total costs and operating expenses                                     5,495            5,746          21,690           25,313
                                                                -------------    -------------    ------------    -------------

Operating loss                                                       (1,610)          (2,522)         (8,528)         (12,384)

Interest income, net                                                      26               73             245              448
                                                                -------------    -------------    ------------    -------------

Loss before income taxes expenses                                    (1,584)          (2,449)         (8,283)         (11,936)

Taxes expenses                                                                                             57
                                                                          11               85                              141
                                                                -------------    -------------    ------------    -------------

Loss for the year                                                   $(1,595)         $(2,534)        $(8,340)        $(12,077)
                                                                =============    =============    ============    =============

Loss per share -
   basic and diluted (in US $)                                       $(0.06)          $(0.09)         $(0.29)          $(0.42)
                                                                =============    =============    ============    =============

Weighted average shares outstanding -
   basic and diluted (number of shares)                           29,138,244       28,898,738      28,988,589       28,888,367
                                                                =============    =============    ============    =============

                                DELTATHREE, INC.
            RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

                                                  Three Months Ended               Year Ended
                                                     December 31,                   December 31,
                                                 2003          2002           2003            2002
                                               --------      ---------      ----------       --------

                                                            ($ in thousands, except share data)
Net  Loss  in  accordance with generally
acceptedaccounting principles ............     $ (1,595)     $  (2,534)     $   (8,340)      $(12,077)

Add/(less):
  Depreciation and amortization ..........        1,140          1,653           5,584          6,606
  Income taxes ...........................           11             85              57            141
  Interest Income, net ...................          (26)           (73)           (245)          (448)
  Non-cash compensation expense ..........           --             --              --            270
                                             ----------     ----------      ----------     ----------

EBITDA* ..................................        ($470)         ($869)        ($2,944)       ($5,508)
EBITDA per share - basic and diluted
                                               $  (0.02)     $   (0.03)     $    (0.10)     $   (0.19)

Weighted average shares outstanding -
      basic and diluted (number of shares)   29,138,244     28,898,738      28,988,589     28,888,367
                                             ==========     ==========      ==========     ==========

* earnings before interest, taxes, depreciation and amortization